UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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NXP Semiconductors N.V.

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*** Exercise Your Right to Vote ***

Important Notice Regarding the Availability of Proxy Materials for the

Shareholder Meeting to Be Held on May 27, 2020.

Meeting Information
NXP SEMICONDUCTORS N.V.	Meeting Type:	Annual General Meeting
	For holders as of:	April 29, 2020
Date: May 27, 2020 Time: 2:00 PM CET
Location: NXP Head Office
High Tech Campus 60
NXP SEMICONDUCTORS N.V.	5656 AG Eindhoven, The Netherlands

You are receiving this communication because you hold shares in the company named above.
HIGH TECH CAMPUS 60 5656 AG EINDHOVEN, THE NETHERLANDS

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We encourage you to access and review all of the important information contained in the proxy materials before voting.
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NOTICE AND PROXY STATEMENT ANNUAL REPORT
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Vote In Person: Due to the COVID–19 outbreak, in person AGM attendance and voting may be limited. Please check https://investors.nxp.com/annual-general-meeting-2020 for updated information. Questions related to the agenda of the AGM can be submitted at nxp.agm@nxp.com before May 22, 2020, 10:00 p.m. CET (4 p.m. EST). We encourage you to vote your shares prior to the AGM using one of the methods below.

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Voting Items

The Board of Directors recommends you vote FOR the following proposals:

1.  Adoption of the 2019 statutory annual accounts

2.  Discharge of the members of the Board for their responsibilities in the fiscal year ended December 31, 2019

3a.   Appoint Kurt Sievers as executive director

3b.  Re-appoint Sir Peter Bonfield as non-executive director

3c.   Re-appoint Kenneth A. Goldman as non-executive director

3d.  Re-appoint Josef Kaeser as non-executive director

3e.   Re-appoint Lena Olving as non-executive director

3f.   Re-appoint Peter Smitham as non-executive director

3g.  Re-appoint Julie Southern as non-executive director

3h.  Re-appoint Jasmin Staiblin as non-executive director

3i.   Re-appoint Gregory Summe as non-executive director

3j.   Re-appoint Karl-Henrik Sundström as non-executive director

4.  Authorization of the Board to issue ordinary shares of the Company and grant rights to acquire ordinary shares

5.  Authorization of the Board to restrict or exclude pre-emption rights accruing in connection with an issue of shares or grant of rights

6.  Authorization of the Board to repurchase ordinary shares

7.  Authorization of the Board to cancel ordinary shares held or to be acquired by the Company

8.  Appointment of Ernst & Young Accountants LLP as independent auditors for a three-year period, starting with the fiscal year ending December 31, 2020

9.  Determination of the remuneration of the members and Chairs of the Audit Committee, the Compensation Committee, and the Nominating and Governance Committee of the Board

10.  Amendment of the Company’s Articles of Association

11.  Non-binding, advisory vote to approve Named Executive Officer compensation

The Board of Directors recommends you vote 1 YEAR on the following proposal:

12.  To recommend, by non-binding vote, the frequency of executive compensation votes.